Exhibit 99.1
NEWS RELEASE

Contact:	David Kimichik	Tripp Sullivan
	Chief Financial Officer	Corporate Communications, Inc.
	(972) 490-9600	(615) 324-7318
ASHFORD CONVERTS $1.8 BILLION INTEREST RATE SWAP TO FIXED RATE
Locks in Approximately $32 Million of Annual Interest Expense Savings Through March
2013 at No Cost
Eliminates LIBOR Risk Related to the Swap
DALLAS — (October 19, 2010) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced it has converted its $1.8 billion interest rate swap to a fixed rate of 4.09%, resulting in locked-in annual interest expense savings of approximately $32 million for the remaining term of the swap.
Under the previous swap, which expires in March 2013, the Company received a fixed rate of 5.84% and paid a variable rate of LIBOR plus 2.64%, subject to a LIBOR floor of 1.25%. Under the terms of the new swap transaction, the Company will continue to receive a fixed rate of 5.84%, but will pay a fixed rate of 4.09%. There was no cash cost to the Company in structuring the swap, and the Company’s flooridors for 2010 and 2011, which may provide additional benefit, remain outstanding.
Monty Bennett, CEO of Ashford Hospitality Trust, noted, “Our original intent of the interest rate swap strategy we initiated in 2008 was to take advantage of a declining interest rate environment to offset the potential decline in RevPAR from the weakening economy. This strategy has accomplished our objective. With this new transaction, we have locked in close to the maximum possible annual savings from the swap over the remaining term while eliminating the risk of potential LIBOR increases, all at no cash cost to the Company.”
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Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, second mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.
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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254	Phone: (972) 490-9600

AHT Converts $1.8 Billion Interest Rate Swap to Fixed Rate

October 19, 2010
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the timing for closing, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price. A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price. Net operating income is the property’s funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues. Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales or properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
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